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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                   FORM 8-K/A

                           AMENDMENT TO CURRENT REPORT

                    Filed pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                             THE ALPINE GROUP, INC.
             (Exact name of registrant as specified in its charter)

                             -----------------------

                                 Amendment No. 1

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated January 30, 1998 filed on February 13, 1998, as set forth in the pages attached hereto:

                Item 5     Other Events
                Item 7     Financial Statements, Pro Forma Financial
                            Information and Exhibits


                   Delaware                                22-1620387
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                 1790 Broadway
              New York, New York                           10019-1412
             (Address of principal                         (Zip code)
              executive offices)

                         Commission file number 1-9078

         Registrant's telephone number, including area code 212-757-3333

                             -----------------------


Dated:
      ----------------




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

ITEM 5.  OTHER EVENTS

         On March 12, 1998, Refraco Inc., a wholly-owned subsidiary of The Alpine Group, Inc. ("Alpine"), filed an amendment to its Certificate of Incorporation changing its name to Premier Refractories International Inc. ("PRI"). Also on such date, Adience, Inc., a wholly-owned subsidiary of PRI, filed an amendment to its Certificate of Incorporation changing its name to Premier Refractories Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     1. The audited consolidated balance sheets of American Premier Holdings, Inc. ("APHI") as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1997 are included in this Current Report on Form 8-K/A as
         Item 7(a).

     2. Pro Forma Financial Information. The pro forma financial information included herein reflects the pro forma effects of the acquisition of APHI (which occurred on January 30, 1998) and the acquisition of Hepworth Refractories Limited ("Hepworth") (which occurred on April 15,
         1997). Such pro forma financial statements (including appropriate pro forma adjustments) reflect (i) the condensed historical statement of operations of Alpine for the fiscal year ended April 30, 1997 (derived from Alpine's Consolidated Financial Statements) combined with the unaudited condensed historical statement of operations of Hepworth for the 12-month period ended March 31, 1997 and the unaudited condensed historical statement of operations of APHI for the 12-month period ended March 31, 1997, and (ii) the unaudited condensed historical statement of operations of Alpine as of January 31, 1998 and for the nine months then ended combined with the unaudited condensed historical statement of operations of APHI for the nine months ended December 31, 1997.

         The unaudited condensed balance sheet of Alpine as presented in Alpine's report on Form 10-Q filed March 12, 1998 gives effect to the APHI and Hepworth transactions and is included herein for information purposes only . The unaudited pro forma condensed combined statements of operations for the twelve months ended April 30, 1997 and the nine months ended January 31, 1998 give effect to such transactions as if they had occurred on May 1, 1996.

         The unaudited balance sheet of Alpine at January 31, 1998 and the pro forma statements of operations are based upon preliminary estimates of values, transaction costs, plant and product line closure, and relocation costs and preliminary appraisals. The actual recording of the transactions will be based on final appraisals, values, closure, relocation costs and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from the financial statements presented herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS (Continued)

         The pro forma statements of operations do not necessarily represent the results of operations that might have occurred had the transactions been consummated as of the dates referred to above, nor are they necessarily indicative of future operations of Alpine. Such pro forma statements should be read in conjunction with the Consolidated Financial Statements of Alpine and the Consolidated Financial Statements of APHI, together with the respective notes thereto.

         (a)      Financial Statements of Business Acquired

                  Consolidated Financial Statements of American Premier Holdings, Inc. with report of Independent Auditors.

         (b)      Pro Forma Condensed Combined Financial Statements (Unaudited)

         (c)      Exhibits

         (1) Reference is made to Exhibits 1-3 in Item 7(c) of the Current Report on Form 8-K, dated January 30, 1998 and filed February 13, 1998, which are incorporated herein by reference.

         (2) Consent of KPMG Peat Marwick LLP for the inclusion of their report dated March 3, 1998 with respect to the consolidated financial statements of American Premier Holdings, Inc. and Subsidiary (exclusive of the American Minerals Division of American Premier, Inc.).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE ALPINE GROUP, INC.

                                       (Registrant)


Date: April 14, 1998                   By:  /s/ DAVID S. ALDRIDGE
     -------------------                    ------------------------------
                                            DAVID S. ALDRIDGE
                                            Chief Financial Officer

                                                                      Item 7(a)

          AMERICAN PREMIER HOLDINGS, INC.
          AND SUBSIDIARY (Exclusive of the American
          Minerals Division of American Premier, Inc.)

          Consolidated Financial Statements

          December 31, 1997, 1996, and 1995

          (With Independent Auditors' Report Thereon)

Independent Auditors' Report



The Board of Directors
American Premier Holdings, Inc.:


We have audited the accompanying consolidated balance sheets of American Premier Holdings, Inc. and subsidiary exclusive of the American Minerals division of American Premier, Inc., as of December 31, 1997 and 1996, and the related consolidated statements of operations, common stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Premier Holdings, Inc. and subsidiary exclusive of the American Minerals division of American Premier, Inc., as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997.

                                   /s/ KPMG Peat Marwick LLP
                                   -------------------------


Philadelphia, Pennsylvania
March 3,  1998

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 1997 and 1996
(dollars in thousands)


Assets                                                                                  1997        1996
------                                                                                --------     ------
Current assets:
        Cash                                                                          $  2,326        417
        Trade accounts receivable, less allowance for doubtful accounts of
                $985 and $992 in 1997 and 1996, respectively                            28,604     26,324
        Intercompany receivable with American Minerals                                   5,183      2,749
        Inventories                                                                     28,523     28,799
        Prepaid expenses and other current assets                                        1,717        856
        Deferred income taxes                                                            1,383      1,283
                                                                                      --------     ------
Total current assets                                                                    67,736     60,428
Property, plant, and equipment, net                                                     12,873     13,596
Intangible assets, net                                                                     441       --
Cost in excess of fair value of net assets acquired, net                                 1,650      1,764
Deferred income taxes                                                                    1,472        345
Equity investments                                                                         947        764
Other assets                                                                             4,441      4,886
                                                                                      --------     ------
                                                                                      $ 89,560     81,783
                                                                                      --------     ------
                                                                                      --------     ------
Liabilities and Stockholders' Deficit

Current liabilities:
        Current installments of long-term debt and capitalized lease obligations      $    186        306
        Trade accounts payable                                                          14,380     10,949
        Intercompany payable with American Minerals                                     13,445      7,870
        Due to affiliate                                                                   381      1,460
        Other current liabilities                                                       18,113     12,764
                                                                                      --------     ------
Total current liabilities                                                               46,505     33,349
Long-term debt, excluding current installments                                          34,823     45,097
Indebtedness to shareholders                                                            23,159     16,583
Postretirement benefit liability, excluding current portion                              8,586      8,522
                                                                                      --------     ------
Total liabilities                                                                      113,073    103,551
                                                                                      --------     ------
Redeemable preferred stock, par value $.01 per share, liquidating value $10,000 per share (840 shares authorized, 640 shares
        issued and outstanding)                                                                     6,400
                                                                                      --------     ------
Commitments and contingencies Common stockholders' equity (deficit):
        Common stock, $1 par value; authorized, issued and outstanding 1,000 shares          1          1
        Additional paid-in capital                                                      (2,540)    (2,540)
        Retained earnings (deficit)                                                    (18,586)   (25,097)
        Minimum pension liability adjustment, net of tax                                (1,644)       --
        Cumulative translation adjustment                                                 (744)      (532)
                                                                                      --------     ------
Total common stockholders' equity (deficit)                                            (23,513)   (28,168)
                                                                                      --------     ------
                                                                                      $ 89,560     81,783
                                                                                      --------     ------
                                                                                      --------     ------


See accompanying notes to consolidated financial statements.

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Operations

December 31, 1997, 1996, and 1995
(dollars in thousands, except share and per share data)


                                                 1997       1996        1995
                                               --------    -------    -------

Net sales                                      $178,933    171,749    170,235
Cost of goods sold                              126,210    124,270    126,435
                                               --------    -------    -------
Gross profit                                     52,723     47,479     43,800
                                               --------    -------    -------
Selling, general, and administrative
expenses                                         40,818     33,525     32,758
Amortization expense                                117      1,303      1,299
                                               --------    -------    -------
                                                 40,935     34,828     34,057
                                               --------    -------    -------
Income from operations                           11,788     12,651      9,743

Interest expense                                 (6,602)    (6,821)    (7,083)
Royalty income                                    2,425      2,336        564
Gain (loss) on disposal of property
and equipment                                     4,037        (45)       (56)
Equity in earnings of affiliates                    355        162       --
Other income (expense), net                        (118)      (258)      (193)
                                               --------    -------    -------
Income before income taxes                       11,885      8,025      2,975

Income tax expense                               (5,374)    (3,258)    (2,116)
                                               --------    -------    -------
Net income                                        6,511      4,767        859

Preferred stock dividends                          --         (704)      (704)

Accretion of preferred stock                       --         --          (90)
                                               --------    -------    -------
Net income applicable to common stockholders   $  6,511      4,063         65
                                               --------    -------    -------
Basic and diluted earnings per common share    $  6,511      4,063         65
                                               --------    -------    -------
Weighted average common shares outstanding        1,000      1,000      1,000
                                               --------    -------    -------

See accompanying notes to consolidated financial statements.

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Common Stockholders' Equity (Deficit)

December 31, 1997, 1996, and 1995
(dollars in thousands, except share data)



                                                                                     Minimum
                                                                                     pension
                                                            Additional  Retained    liability     Cumulative      Total common
                                                   Common    paid-in    earnings    adjustment,   translation     stockholders'
                                         Shares    stock     capital    (deficit)   net of tax    adjustment    equity (deficit)
                                         ------  ---------  ----------  ---------   ----------    ----------    ----------------


Balance at December 31, 1994              1,000   $     1    (2,540)     (29,225)       --           (571)         (32,335)

Preferred stock dividends                  --        --        --           (704)       --           --               (704)

Accretion of preferred stock               --        --        --            (90)       --           --                (90)

Cumulative translation adjustment          --        --        --           --          --             92               92

Net income                                 --        --        --            859        --           --                859
                                          -----   -------    ------      -------      ------         ----          -------
Balance at December 31, 1995              1,000         1    (2,540)     (29,160)       --           (479)         (32,178)

Preferred stock dividends                  --        --        --           (704)       --           --               (704)

Cumulative translation adjustment          --        --        --           --          --            (53)             (53)

Net income                                 --        --        --          4,767        --           --              4,767
                                          -----   -------    ------      -------      ------         ----          -------
Balance at December 31, 1996              1,000         1    (2,540)     (25,097)       --           (532)         (28,168)

Minimum pension liability adjustment,
net of tax                                 --        --        --           --        (1,644)        --             (1,644)

Cumulative translation adjustment          --        --        --           --          --           (212)            (212)

Net income                                 --        --        --          6,511        --           --              6,511
                                          -----   -------    ------      -------      ------         ----          -------
Balance at December 31, 1997              1,000   $     1    (2,540)     (18,586)     (1,644)        (744)         (23,513)
                                          -----   -------    ------      -------      ------         ----          -------
                                          -----   -------    ------      -------      ------         ----          -------


See accompanying notes to consolidated financial statements.

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

December 31, 1997, 1996, and 1995
(dollars in thousands)



                                                                     1997        1996        1995
                                                                    ------      ------      ------
Cash flows from operating activities:
        Net income                                                $  6,511       4,767         859
        Adjustments to reconcile net income to net cash
                provided by (used in) operating activities:
                        Depreciation and amortization                1,979       3,080       3,197
                        Interest accretion                             220         589         170
                        Equity in undistributed earnings of
                                 unconsolidated affiliates            (155)       (162)       --
                        Deferred income taxes (benefit)             (1,227)       (383)        362
                        (Gain) loss on disposal of equipment        (4,037)         45          56
        Changes in operating assets and liabilities:
                Trade accounts receivable, net                      (2,280)        513      (1,366)
                Inventories                                            276      (1,832)     (5,166)
                Accounts payable                                       339        (453)      1,793
                Other, net                                           9,482       4,446      (1,755)
                                                                    ------      ------      ------
Net cash provided by (used in) operating activities                 11,108      10,610      (1,850)
                                                                    ------      ------      ------
Cash flows from investing activities:
        Capital expenditures for equipment                          (1,798)     (1,716)     (2,340)
        Equity investments                                             (28)       (443)       (160)
        Proceeds from sale of property and equipment                 1,742          22          31
                                                                    ------      ------      ------
Net cash used in investing activities                                  (84)     (2,137)     (2,469)
                                                                    ------      ------      ------
Cash flows from financing activities:
        Net borrowings (repayments) under revolving credit loan    (10,118)    (13,602)      9,223
        Changes in cash overdraft                                    2,013        (839)        285
        Repayments of term loan                                       --        (8,125)     (2,500)
        Proceeds from borrowings under senior secured notes           --        20,000        --
        Payment on noncompetition agreement                           --          (500)     (1,500)
        Repayment of deferred payments                                --          (200)       (200)
        Repayments of other long-term debt                            (200)     (4,000)       --
        Repayment of capital lease                                    (106)       (261)       (223)
        Payments of preferred stock dividends                         (704)       (704)       (723)
                                                                    ------      ------      ------
Net cash provided by (used in) financing activities                 (9,115)     (8,231)      4,362
                                                                    ------      ------      ------
Net increase in cash                                                 1,909         242          43

Cash at beginning of year                                              417         175         132
                                                                    ------      ------      ------
Cash at end of year                                               $  2,326         417         175
                                                                    ------      ------      ------
                                                                    ------      ------      ------


AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

December 31, 1997, 1996, and 1995
(dollars in thousands)


                                                  1997     1996     1995
                                                 ------    -----    -----
Supplemental cash flow disclosures:
      Cash paid during the year for:
                Interest                         $5,735    5,176    7,159
                Taxes                             4,904    1,882    1,869
                                                 ------    -----    -----
Supplemental noncash investing and
      financing activities:
        Exchange of redeemable preferred stock
        for deferred interest bonds              $6,400     --       --

        Note received on sale of property
        and equipment                             3,000     --       --
                                                 ------    -----    -----


See accompanying notes to consolidated financial statements.

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 1997, 1996, and 1995
(dollars in thousands)

(1)      Business

         American Premier Holdings, Inc. and subsidiary (APH or the Company), through American Premier, Inc. and subsidiaries (API), operates principally as a manufacturer and reseller of refractory products in the United States and Canada. The Company produces and supplies refractory products to industrial and steel customers worldwide and is also engaged in the manufacturing and sale of magnesia specialty products for applications in the agriculture and various chemical processing industries.


(2)      Basis of Presentation and Summary of Significant Accounting Policies

         These financial statements reflect the consolidated financial statements of American Premier Holdings, Inc. and subsidiary exclusive of the American Minerals division of American Premier Inc. This presentation includes the businesses that are subject to a plan of merger with The Alpine Group, Inc. as described in note 17. Except as described below, the financial statements have been prepared using the historical basis of accounting and exclude the assets, liabilities, revenues, and expenses of the American Minerals division of American Premier, Inc. (American Minerals). Intercompany balances and transactions have been eliminated. Interest expense has not been allocated to American Minerals because the underlying debt remains an obligation of the Company. Other direct expenses incurred by the Company on behalf of American Minerals have been allocated to American Minerals and are not included in these statements. Indirect expenses incurred by the Company on behalf of American Minerals have not been allocated to American Minerals because they have been insignificant.

         Use of Estimates in the Preparation of Consolidated Financial
         Statements

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Principles of Consolidation

         The consolidated financial statements include the accounts of APH and its wholly-owned subsidiary, excluding the American Minerals division. All significant intercompany balances and transactions have been eliminated in consolidation. Investments in affiliated companies (20% to 50% owned) are accounted for under the equity method.



                                                                    (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(2)      Continued

         Translation of Foreign Currencies

         Financial statement amounts related to API's Canadian subsidiary (PRCL) and API's Mexican equity investment (Nutec - see note 7) are translated into United States dollar equivalents at exchange rates as follows: (1) balance sheet accounts at year-end exchange rates, and (2) statement of operations accounts at a weighted average exchange rate for the year. Resulting translation adjustments are recorded as a separate component of common stockholders' equity/(deficit), Cumulative Translation Adjustment.

         Inventories

         Inventories are stated primarily at the lower of cost or market. Domestic mineral and refractory products are valued at cost using the last-in, first-out method (LIFO). Other inventories, including Canadian inventory, are valued principally at cost under the FIFO method.

         Fair Value of Financial Instruments

         The carrying amounts of financial instruments including cash, accounts receivable, accounts payable, and current portion of long-term debt approximate fair value as of December 31, 1997 and 1996 because of the relatively short maturity of these instruments. The carrying value of variable rate long-term debt approximates fair value as of December 31, 1997 and 1996 based on current rates available to the Company for debt of similar maturities and terms. The deferred interest bonds, subordinated notes and promissory notes are held by related parties and, accordingly, it is not practical to determine the fair value of such financial instruments.

         The Company uses interest rate swaps to hedge portions of its interest expense and thereby allowing the Company to establish fixed rates on a portion of its long-term debt. The differential to be paid or received is recorded as interest rates change and recognized as an adjustment to interest expense.

         Construction Contracts

         PRCL recognizes revenue from construction contracts on a completed contract basis. Under this method, no revenue is recorded on a contract until it is completed. Anticipated losses, if any, are recognized when they become known. Revenue recognized in 1997, 1996, and 1995 under the completed contract method was not significantly different than would have been recognized under the percentage of completion method.


                                                                    (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(2)      Continued

         Property, Plant, and Equipment

         Property, plant, and equipment are stated at cost. Depreciation on plant and equipment is calculated using the straight-line method over the estimated useful lives. Maintenance and repair costs are expensed as incurred.

         Mineral rights are depleted at a rate based upon the cost of mineral properties and estimated recoverable tonnage.

         Deferred Financing Costs

         API incurred additional financing costs of $452 and $64 during 1996 and 1995, respectively, relating to the Third Amended and Restated Loan Agreement and the Senior Secured Note Agreement (note 9). Deferred financing costs of $492 and $731, net of accumulated amortization, at December 31, 1997 and 1996, respectively, are included in other assets and are amortized on a straight-line basis over the term of the related debt. Amortization expense for the years ended December 31, 1997, 1996, and 1995 was $239, $177, and $148, respectively. This amortization expense is included in interest expense.

         Cost in Excess of Fair Value of Net Assets Acquired, Net

         Cost in excess of fair value of net assets acquired is being amortized on a straight-line basis over 15 to 25 year periods. Accumulated amortization for the years ended December 31, 1997 and 1996 was $688 and $575, respectively.

         Income Taxes

         Income taxes are recorded based on the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. SFAS 109 requires the accounting for income taxes under the asset and liability method. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(2)      Continued

         Earnings Per Share

         In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share, which requires computation and presentation of basic and dilutive earnings per share. Basic earnings per share (EPS) is calculated by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is the same as basic EPS since there were no potentially dilutive common shares that were outstanding during any of the three years.

         Concentration of Labor

         The Company has collective bargaining agreements covering 30% of the total labor force. 10% of the total labor force is covered by collective bargaining agreements that will expire within one year. The Company does not expect any work stoppages to occur in the near future.

         Recent Accounting Pronouncements

         In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130). SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company plans to adopt this statement on January 1, 1998, as required.

         In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS 131). This statement established standards for reporting information about operating segments in interim and annual financial reports issued to shareholders. It also established standards for related disclosure about products and services, geographic areas, and major customers. The Company plans to adopt this statement on January 1, 1998, as required.

         In February 1998, the FASB issued Statement of Financial Accounting Standard No. 132, Employers' Disclosure about Pension and Other Postretirement Benefits (SFAS 132), which revises employers' disclosures about pensions and other postretirement benefit plans, and does not change the measurement or recognition of those plans. The Company plans to adopt this statement on January 1, 1998, as required.

                                                                     (Continued)

(3)      Financial Instruments

         Concentration of Credit Risk

         Financial instruments which potentially subject the Company to concentration of credit risk consist principally of accounts receivable. Approximately 41% of its sales are to customers in the steel industry. Additionally, approximately 78% of the Company's sales are made to domestic customers. Except for the steel industry, concentration of credit risk with respect to accounts receivable is limited due to the large number of customers comprising the customers' credit base and their dispersion across different industries and geographies. The Company generally does not require collateral or other security to support customer receivables.

         Interest Rate Swaps

         On October 30, 1995, the Company entered into a $10,000 interest rate swap transaction with Bank of America, Inc. The Company pays interest based on a fixed rate of 5.98% and receives interest at the current Eurodollar rate. The difference between the fixed and the floating rate amounts was accrued as an adjustment to interest expense. Payments are made monthly. The agreement terminates on November 27, 2000.

         The Company is exposed to market risk for changes in interest rates. The Company manages exposure to counterparty credit risk by entering into such transactions with major financial institutions that are expected to perform under the terms of such agreements.

         The fair value of the interest rate swap is estimated based on quotes from the market maker of this instrument and represents the estimated amounts that the Company would expect to receive or pay to terminate the agreement. The fair value of the interest rate swap as of December 31, 1997 and 1996 was ($23) and $72, respectively.


(4)      Inventories

         Inventories consisted of the following at December 31, 1997 and 1996:

                                                   1997      1996
                                                  -------   -------
           Finished goods                         $ 8,371     8,005
           Work-in-process                          1,347     1,195
           Raw material and supplies               18,805    19,599
                                                   ------    ------
                                                  $28,523    28,799
                                                  -------    ------
                                                  -------    ------


                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(4)    Continued

           Inventories accounted for using the LIFO cost method (approximately 61% of total inventory at December 31, 1997 and 1996) are stated at amounts that do not exceed market. If the FIFO method of accounting of inventories had been used by the Company, inventories would have been higher than reported at December 31, 1997 and 1996 by $902 and $2,023, respectively.


    (5)    Property, Plant, and Equipment

           The components of property, plant, and equipment at December 31, 1997 and 1996 were as follows:


                                         Estimated useful
                                          lives (years)       1997        1996
                                         ----------------   --------    -------
           Land                                            $  1,001       1,272
           Mineral rights                                       523         523
           Buildings and improvements          20 to 33       7,079       7,363
           Machinery and equipment              3 to 12      13,712      12,555
           Office furniture and equipment       3 to 12       1,937       1,862
                                                             ------      ------
                                                             24,252      23,575
           Less accumulated depreciation
              and depletion                                 (11,379)     (9,979)
                                                             ------      ------
           Net property, plant, and
              equipment                                    $ 12,873      13,596
                                                           --------      ------
                                                           --------      ------


           Depreciation expense for 1997, 1996, and 1995 was $1,623, $1,600, and $1,750, respectively.

           Quarry Sale

           On December 30, 1997, the Company sold assets located in Maple Grove, Ohio. These assets include a quarry, lime kilns, and associated buildings, equipment, storage bins, rail facilities, and related assets. The purchase price was $5,500 resulting in a pre-tax gain of $4,037. The purchaser paid $2,000 in cash, $500 previously on deposit and the final $3,000 with a non-negotiable promissory note due in three equal annual installments payable on December 30, 1998, December 30, 1999 and December 30, 2000. Interest at the corporate rate will accrue on the unpaid principal. This promissory note was subsequently assigned to the shareholders as merger consideration pursuant to the January 30, 1998 agreement and plan of merger (see note 17).

           In addition, pursuant to the quarry sale agreement, the Company agreed to purchase 100% of its requirements for dolomitic lime products from the purchaser at prevailing market rates. The term of this commitment is 20 years beginning at December 30, 1997. The estimated dollar amount of the yearly commitment is $1,414. There is no minimum purchase requirement.


                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(6)      Intangible Assets

         At December 31, 1997, the Company had recorded an intangible asset of $441 related to the recognition of the minimum liability for one of the Company's defined benefit pension plans (see note 12).

         The Company has noncompetition agreements which were recorded at present value and were amortized on a straight-line basis over five years, their contractual life commencing December 1991. At December 31, 1996, the noncompetition agreements were fully amortized. Amortization expense of $1,192 related to the noncompetition agreements for the years ended December 31, 1996 and 1995.


(7)      Investments in Unconsolidated Affiliates

         On January 1, 1996, a 50/50 general partnership was formed between API and Advent Process Engineering, Inc. under the name of APA Systems. APA Systems mainly operates to manufacture, market, sell, and service a computer enhanced device used in the manufacture of steel.

         On December 13, 1995, API entered into a 50% joint venture with Groupo Nutec, S.A. DE C.V. of Mexico which commenced operations in 1996 to manufacture, distribute, and sell ceramic fibers, refractory and insulating materials. The newly established company, Nutec Premier, S.A. DE C.V. (Nutec) purchased certain assets of Industrias Penoles, S.A. DE C.V (Penoles), a Mexican manufacturer.


(8)      Other Current Liabilities

         Other current liabilities consisted of the following at December 31, 1997 and 1996:


                                                      1997      1996
                                                    -------    ------
         Postretirement benefit liability,
           current portion                          $   465       435
         Dividend payable                                --       704
         Accrued litigation                           3,060       100
         Accrued interest                             2,678     2,085
         Accrued liabilities                         11,910     9,440
                                                    -------    ------
                                                    $18,113    12,764
                                                    -------    ------
                                                    -------    ------



                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(9)      Long-term Borrowings

         Long-term borrowings consisted of the following at December 31, 1997 and 1996:


                                                                               1997       1996
                                                                              -------    ------
         Revolving credit  bank loan, with a weighted average interest rate
                of 7.15% at December 31, 1997, due May 31, 2000               $14,823    24,941
         Senior secured notes, with interest at 9.31% at December 31, 1997 repayable in three equal annual installments commencing
                May 31, 2001 through May 31, 2003                              20,000    20,000
         Present value of deferred payments discounted at 9.375%                  186       356
         Capital leases                                                            --       106
                                                                              -------    ------
                                                                               35,009    45,403
         Less: current installments                                               186       306
                                                                              -------    ------
                                                                              $34,823    45,097
                                                                              -------    ------
                                                                              -------    ------


         The aggregate contractual annual maturities of long-term debt are as follows:


                  1998                            $   186
                  1999                                 --
                  2000                             14,823
                  2001                              6,667
                  2002 and thereafter              13,333
                                                  -------
                                                  $35,009
                                                  -------
                                                  -------

         Revolving Credit Bank Loan

         On May 31, 1996, API entered into a Third Amended and Restated Loan Agreement (Loan Agreement) which provides borrowings availability under a revolving credit loan up to $46,000. There is a non-use fee of 0.25% charged quarterly for any unused credit line.

         The Loan Agreement is secured by the assets of API and its wholly-owned subsidiaries. PRCL's portion of the revolving credit has been assigned to a Canadian bank with provisions allowing for PRCL to maintain a separate revolving credit facility of $6,000.

         The Company had unused facilities under the revolving credit loan of $30,332 at December 31, 1997. Borrowings under the revolving credit loan are comprised of Reference Rate Revolving Loans and Eurodollar Revolving Loans. The composition of these loans is determined monthly by API. The Eurodollar Revolving Loan balance is fixed each month at the current eurodollar rate plus an applicable margin. At December 31, 1997, the applicable margin was 1.50% and the rate was 7.44%. Revolving credit loan balances in excess of this fixed amount are Reference Rate Revolving Loans bearing interest at prime (8.50% at December 31, 1997).

                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(9)      Continued

         At December 31, 1997, 1996, and 1995, the Company had outstanding letters of credit amounting to $855, $1,476, and $1,103, respectively.

         The Loan Agreement contains various restrictive covenants which include, among other things, at the API level, the maintenance of minimum tangible net worth (as defined), restrictions on dividend payments, bonus payments, the incurrence of additional debt, and the requirement to maintain certain financial ratios. Interest on the subordinated notes and deferred interest bonds are dependent on API meeting certain levels of cash flow and availability under the revolving credit facility (as defined).

         In connection with the acquisition of APH discussed in note 17, the revolving credit bank loan was paid in full.

         Senior Secured Notes

         On May 15, 1996, API entered into a Note Agreement which provides for $20,000 of borrowings under fixed rate Senior Secured Notes.

         API and each of its subsidiaries has jointly and severally guaranteed the payment of all obligations under the Loan Agreement and the Note Agreement and API has pledged the stock of each of its subsidiaries. In addition, APH has guaranteed payment of all obligations made under these loan agreements and has pledged the stock of API as collateral.

         In connection with the acquisition of APH discussed in note 17, the senior secured notes were paid in full.

         Deferred Payments

         Prior to October 31, 1994, API was a 50% partner in American Minerals Sales Company (AMS) which was engaged in the manufacture and sale of refractory products. On October 31, 1994, API purchased the remaining 50% interest from SMG, Inc. The total purchase price was $1,023 of which $1,000 was financed with noninterest-bearing subordinated deferred payments. The deferred payments were recorded at their present value and the remaining payments are due in annual installments of $200, due each October 31 through 1998.

                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(10)     Industry Segment Reporting and Information About Foreign Operations

         The Company is a U.S. and Canadian manufacturer of refractory and chemical products. The Company's principal lines of business are Alumina Specialties, Ceramic Fibers, Distributed Products, Specialty Refractory Products, and Magnesia Specialty Chemicals. The major geographic markets for these product lines are the United States, Canada, and Mexico.

         In accordance with the provisions of SFAS No. 14, the following tables present information for the years 1997, 1996, and 1995 related to the Company's results in the five industry segments described above. The Company defines the industry segment for each product shipment by product type. Intercompany sales are eliminated and not included in these tables.


                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(10)     Continued



                                                1997        1996       1995
                                              --------    -------    -------
       Sales:
              Alumina Specialty               $ 79,262     72,526     68,409
              Ceramic Fibers                    23,440     23,099     20,330
              Distributed Products              10,391     15,212     17,981
              Specialty Refractory Products     44,518     38,811     40,313
              Magnesia Specialty Chemicals      25,455     26,851     26,610
              Elimination                       (4,133)    (4,750)    (3,408)
                                              --------    -------    -------
       Total                                  $178,933    171,749    170,235
                                              --------    -------    -------
                                              --------    -------    -------
       Operating profit:
              Alumina Specialty               $  4,578      5,618      3,155
              Ceramic Fibers                     1,754      2,964      2,209
              Distributed Products                 138        875        628
              Specialty Refractory Products      3,285      1,072      1,141
              Magnesia Specialty Chemicals       2,033      2,122      2,610
                                              --------    -------    -------
       Total                                  $ 11,788     12,651      9,743
                                              --------    -------    -------
                                              --------    -------    -------
       Identifiable assets at year-end:
              Alumina Specialty               $ 31,281     29,060     27,287
              Ceramic Fibers                     8,956      8,525      8,035
              Distributed Products               2,549      2,350      2,257
              Specialty Refractory Products     19,013     18,268     17,652
              Magnesia Specialty Chemicals      13,384     13,275     13,010
                                              --------    -------    -------
       Total                                  $ 75,183     71,478     68,241
                                              --------    -------    -------
                                              --------    -------    -------
       Depreciation expense:
              Alumina Specialty               $    518        583        625
              Ceramic Fibers                       250        275        322
              Distributed Products                 135        129        135
              Specialty Refractory Products        262        244        241
              Magnesia Specialty Chemicals         458        369        427
                                              --------    -------    -------
       Total                                  $  1,623      1,600      1,750
                                              --------    -------    -------
                                              --------    -------    -------
       Capital expenditures:
              Alumina Specialty               $    822        667        381
              Ceramic Fibers                        97        329      1,163
              Distributed Products                  28         38         40
              Specialty Refractory Products        300        355        441
              Magnesia Specialty Chemicals         551        327        315
                                              --------    -------    -------
       Total                                  $  1,798      1,716      2,340
                                              --------    -------    -------
                                              --------    -------    -------

                                                                   (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(10)     Continued

         In addition, the tables below provide information pertaining to the Company's operations in different geographic areas, in accordance with SFAS No. 14.


                                            1997       1996      1995
                                          --------    -------    -------
       Sales:
              United States               $152,911    147,348    147,146
              Canada                        26,022     24,401     23,089
                                          --------    -------    -------
       Total                              $178,933    171,749    170,235
                                          --------    -------    -------
                                          --------    -------    -------
       Operating profit:
              United States               $ 10,318     11,159      8,596
              Canada                         1,470      1,492      1,147
                                          --------    -------    -------
       Total                              $ 11,788     12,651      9,743
                                          --------    -------    -------
                                          --------    -------    -------
       Identifiable assets at year-end:
              United States               $ 66,878     63,480     60,218
              Canada                         8,305      7,998      8,023
                                          --------    -------    -------
       Total                              $ 75,183     71,478     68,241
                                          --------     ------     ------
                                          --------    -------    -------

       Depreciation expense:
              United States               $  1,919      3,014      3,131
              Canada                            60         66         66
                                          --------    -------    -------
       Total                              $  1,979      3,080      3,197
                                          --------    -------    -------
                                          --------    -------    -------
       Capital expenditures:
              United States               $  1,571      1,424      2,249
              Canada                           227        292         91
                                          --------    -------    -------
       Total                              $  1,798      1,716      2,340
                                          --------    -------    -------
                                          --------    -------    -------

         United States export sales to customers were $14,000, $13,000, and $11,000 in 1997, 1996, and 1995, respectively.

                                                                     (Continued)
                                       18

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(10)     Continued

         Total identifiable assets at December 31, 1997, 1996 and 1995 for segment and geographic results are reconciled below to the consolidated total assets. General corporate assets primarily include cash, prepaid expenses, and other assets.


                                                1997      1996      1995
                                              -------    ------    ------
         Identifiable assets                  $75,183    71,478    68,241
         Equity investments                       947       764       159
         Intangible assets                      2,091     1,764     3,070
         Deferred income taxes                  2,855     1,628     1,245
         General corporate assets               8,484     6,149     4,735
                                               -------    ------    ------
         Total assets at year end              $89,560    81,783    77,450
                                               -------    ------    ------
                                               -------    ------    ------


(11) Income Taxes

         Income tax expense (benefit) consisted of the following components for the years ended December 31, 1997, 1996, and 1995:


                                          1997      1996     1995
                                         ------    -----    -----
         Current:
                Federal                  $5,266    3,151    1,092
                State                       349      212      639
                Foreign                     291      278       23
                                          ------    -----    -----
                                          5,906    3,641    1,754
                                         ------    -----    -----
         Deferred:
                Federal                    (452)    (279)     351
                State                       (80)    (104)      11
                                         ------    -----    -----
                                           (532)    (383)     362
                                         ------    -----    -----
                                         $5,374    3,258    2,116
                                         ------    -----    -----
                                         ------    -----    -----


                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(11)     Continued

         Deferred income taxes are recorded based upon differences between the financial statement and the tax basis of assets and liabilities, net of a valuation allowance. The following deferred income taxes have been recorded as of December 31, 1997 and 1996:


                                                               1997      1996
                                                              ------    -----
         Deferred tax assets:
                Accounts receivable                           $  539      552
                Postretirement benefits other than pensions    3,621    3,577
                Other liabilities and reserves                 1,664    1,365
                Net operating loss carryforward                 --        187
                Other                                            747      200
                                                              ------    -----
                Total gross deferred tax assets                6,571    5,881
                Less valuation allowance                         250      250
                                                              ------    -----
         Total gross deferred tax asset                        6,321    5,631
                                                              ------    -----
         Deferred tax liabilities:
                Property, plant, and equipment                 2,078    2,488
                Pension assets                                   338      805
                Inventories                                       24       38
                Long-term debt                                   361      612
                Other                                            665       60
                                                              ------    -----
                Total gross deferred tax liabilities           3,466    4,003
                                                              ------    -----
         Net deferred tax asset                               $2,855    1,628
                                                              ------    -----


         The valuation allowance for deferred tax assets as of January 1, 1995 was $750. The net change in the valuation allowance for the years ended December 31, 1996 and 1995 was a decrease of $250. There was no change in the valuation allowance during 1997. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the future generation of taxable income during the periods in which those temporary differences become deductible.

         Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance at December 31, 1997.


                                                                      (Continue)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(11)    Continued

        Income tax expense (benefit) differs from the amounts computed by applying the U.S. federal income tax rate of 35%, 34%, and 34% to income before income taxes of the Company for the years ended December 31, 1997, 1996, and 1995, respectively, as a result of the following:


                                                                             1997      1996     1995
                                                                             ----      ----     ----

          Income tax expense computed at statutory rate                     $4,160    2,809    1,041
          Income tax expense (at statutory rate) on earnings of
               The American Minerals division of American Premier, Inc.        975      477    1,050
          Change in the valuation allowance for deferred tax assets
               allocated to income tax expense (benefit)                        --     (250)    (250)
          State income taxes, net of federal income tax effect                 175       71      429
          Meals and entertainment                                              163      130      133
          Taxes lower than U.S. tax rate on foreign earnings                     6      (30)     (64)
          Percentage depletion                                                (162)    (165)    (170)
          Foreign sales corporation                                           (136)       --       --
          Other                                                                193      216      (53)
                                                                            ------    -----    -----

                                                                            $5,374    3,258    2,116
                                                                            ------    -----    -----

         The Company's effective tax rates, including American Minerals' tax expense, for the years ended December 31, 1997, 1996 and 1995 were 45%, 41% and 71%, respectively. However, had American Minerals' tax expense been allocated directly to them and not reflected as a component of the Company's tax expense shown above, APH's effective tax rate would have been 37%, 35% and 36%, respectively.

(12)     Employee Benefits

         Defined Benefit Pension Plans

         APH has two defined benefit pension plans covering certain union employees. The benefits are based on years of service. The Company's funding policy is to make annual contributions as required by applicable regulations. Plan assets consist principally of marketable equity securities and fixed income investments.


                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(12)  Continued

      The Company's net pension expense for the years ended December 31, 1997, 1996, and 1995 included the following components:


                                                           1997    1996    1995
                                                           ----    ----    ----
         Service cost benefits earned during the year   $  118     119      85
         Interest cost on projected benefit obligation   1,073   1,089   1,142
         Actual return on plan assets                   (2,298) (1,493) (2,700)
         Net amortization and deferrals                  1,013     286   1,697
                                                         -----   -----   -----
         Net pension expense (income)                   $  (94)      1     224
                                                         -----   -----   -----
                                                         -----   -----   -----


         The projected benefit obligation was calculated using a discount rate of 7.0% and 7.5% at December 31, 1997 and 1996, respectively. An expected long-term rate of return on assets of 9.5% was used for 1997 and 1996.

         The funded status of the plans at December 31, 1997 and 1996 was as follows:

                                                                 1997      1996
                                                                 ----      ----
         Actuarial present value of:
           Accumulated benefit obligation:
             Vested                                           $16,046    14,864
             Nonvested                                            443       108
                                                               ------     -----
         Total                                                $16,489    14,972
                                                               ------     -----
         Projected benefit obligation                         $16,489    14,972
         Plan assets at fair market value                      15,998    15,019
                                                               ------     -----
         Plans assets over (under) projected benefit
               obligation                                        (491)       47
         Unrecognized net loss                                  2,641     2,165
         Unrecognized prior service cost                          460       305
         Addjustment required to recognize minimum liability   (2,933)       --
                                                               ------     -----

         Prepaid (accrued) pension cost                       $  (323)    2,517
                                                               ------     -----
                                                               ------     -----


         In 1997, an adjustment of $2,933 was recorded to recognize the minimum liability required for the defined benefit pension plan whose accumulated benefits exceeded assets. A corresponding amount of $441 was recognized as an intangible asset up to the amount of the unrecognized prior service cost and the excess minimum liability of $2,492 resulted in an increase in the common stockholders' deficit of $1,644, net of income taxes of $848.

                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(12)     Continued

         Defined Contribution Pension Plan

         The Company has a defined contribution pension plan covering all active nonunion employees who have completed six months of service. The plan specifies that employee contributions of up to 3% of each covered employee's compensation are matched 100% by the Company and the Company may contribute up to an additional 3% as a profit-sharing contribution. The Company's contributions totaled $993, $808, and $836 for the years ended December 31, 1997, 1996, and 1995, respectively.

         Postretirement Benefits

         The Company provides health care and life insurance benefits for certain retired U.S. employees of Combustion Engineering (C-E), former owners of a division of the Company and for certain active and retired union employees associated with one of its facilities.

         As a condition of an agreement between Cummings Point Industries, Inc.
         (CPI), a previous stockholder of APH, and C-E, C-E will reimburse CPI for two-thirds of the annual cost up to $755 (adjusted for inflation) and at a rate of one hundred percent thereafter, for ten years beginning June 21, 1989. CPI and API entered into an agreement which allocates the C-E reimbursement to API based on a proportionate share of the initial estimated postretirement liability as of June 21, 1989. For the years ended December 31, 1997, 1996, and 1995, aggregate benefits incurred for these retired employees was $876, $693, and $744, of which $584, $462, and $496, respectively, has been reimbursed by C-E.

         The Company also provides postretirement health care and life insurance benefits to certain active and retired union employees associated with one of its facilities. The benefits are not insured and are payable by the Company.

         The Company records postretirement health care and life insurance benefits in accordance with the provisions of Financial Accounting Standard No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions.

         Net periodic postretirement benefit cost for 1997, 1996, and 1995 included the following components:

                                                                          1997   1996   1995
                                                                          ----   ----   ----

         Service cost, benefits attributed to employee service during
             the year                                                     $ 34     41     55
         Interest cost on accumulated postretirement benefit
             obligation                                                    591    578    556
         Amortization of gain                                              (36)   (32)    --
         Other expenses                                                      1      7     --
                                                                          ----    ---    ---
         Net periodic postretirement benefit cost                         $590    594    611
                                                                          ----    ---    ---
                                                                          ----    ---    ---


                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(12)     Continued

         The following table summarizes the postretirement benefit liability at December 31, 1997 and 1996:


                                                                          1997      1996
                                                                          ----      ----
         Accumulated postretirement benefit obligation:
             Retirees                                                    $7,036    6,864
             Active plan participants                                     1,465    1,226
                                                                          -----    -----
         Total                                                            8,501    8,090
         Unrecognized prior service cost                                     (3)     (4)
         Unrecognized gain                                                  553      871
                                                                         ------    -----
                                                                          9,051    8,957
         Less current portion                                               465      435
                                                                         ------    -----
         Postretirement benefit liability, excluding current portion     $8,586    8,522
                                                                         ------    -----

         For measurement purposes, annual rates of increase of 5.0% to 11.5% in the per capita cost of covered health care benefits were assumed. The health care cost trend rate assumption has a significant effect on the amount of the obligation and periodic cost reported. An increase in the assumed health care cost trend rate by 1% in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997 by $543 and would increase the annual postretirement benefit expense by $42.

         The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.00% and 7.50% at December 31, 1997 and 1996, respectively.




                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(13)     Leases

         The Company leases certain facilities and equipment under various lease agreements. These leases expire on various dates through 2010. Future minimum lease payments required under these operating leases that have remaining noncancelable lease terms in excess of one year at December 31, 1997 are summarized as follows:


         Year ending                      Operating
         December 31,                       leases
         ------------                     ---------

         1998                                $1,948
         1999                                 1,194
         2000                                   838
         2001                                   354
         2002                                    80
                                             ------
         Total minimum payments              $4,414
                                             ------
                                             ------

         Total rent expense, including lease payments for the years ended December 31, 1997, 1996, and 1995, was $2,360, $2,211, and $1,841,
         respectively.

(14)     Related Parties

         API has entered into employment agreements with two officers of API who are also stockholders of APH. Under the agreements, the officers are entitled to incentive bonuses for the years 1997 and 1998 based on earnings, as defined, and the two stockholders were each paid a sellers fee in connection with the quarry sale (see note 5).

         In 1997, the Company accrued income of $2,383 for royalties earned from the American Minerals division of American Premier, Inc.

         The Company purchases mineral products from CE Minerals. Purchases from CE Minerals amounted to $14,095, $10,611, and $9,571 in 1997, 1996, and
         1995, respectively. There was no purchase contract between CE Minerals and the Company during any of the three years. The amount owed to CE Minerals for mineral product purchases was $381 and $1,460 as of December 31, 1997 and 1996, respectively.


                                                                     (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(14)  Continued

      Indebtedness to shareholders consisted of the following at December 31, 1997 and 1996:


                                                                                        1997     1996
                                                                                       -------  -------
         Deferred interest bonds (net of unamortized discount of $1,067 and
                  $1,196 in 1997 and 1996, respectively),
                  with interest at 10%, due December 31, 2003                          $12,564   12,435
         Subordinated notes (net of unamortized discount of $312 and
                 $359 in 1997 and 1996, respectively),
                  with interest at 10%, due December 31, 2003                            4,195    4,148
         Deferred interest bonds, second issue, with interest at 10%, due
                   December 31, 2003                                                     6,400       --
                                                                                        ------   -------
                                                                                       $23,159   16,583
                                                                                        ------   -------

         Deferred Interest Bonds

         The deferred interest bonds (DIBS) bear interest at 10% which is payable annually. The bonds are payable to the stockholders of APH. The effective interest rate is 13%. All interest due for years ended December 31, 1994 and thereafter will be added to principal in the event the Company is unable to pay interest (as defined). The DIBS are due on December 31, 2003.

         In connection with the acquisition of APH discussed in note 17, substantially all of the deferred interest bonds were repaid.

         Subordinated Notes

         In June 1996 the Company retired approximately $4,000 of subordinated notes. The remaining Subordinated Notes bear interest at 10% which is payable annually to Minerals Trading, Inc. (MTI), a stockholder of APH. The effective interest rate is 13%. All interest due for years ended December 31, 1994 and thereafter will be added to principal in the event the Company is unable to pay interest (as defined). The Subordinated Notes are due on December 31, 2003.

         The Subordinated Notes are subordinate in right of payment to $11,000 of DIBS.

         In connection with the acquisition of APH discussed in note 17, the subordinated notes were paid in full.

         Second Issue DIBS

         On January 1, 1997, the redeemable preferred stock was exchanged into Deferred Interest Bonds (DIBS). These DIBS have a face value of $6,400, bear interest at 10% and mature on December 31, 2003

         In connection with the acquisition of APH discussed in note 17, substantially all of the second issue DIBS were repaid.

                                                                   (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(15)     Litigation

         The Company has been named as a defendant in a patent infringement suit currently pending in the United States District Court of the District of Delaware. The plaintiff alleges that sales by API's impact pad products infringe upon a valid patent held by the plaintiff covering an impact pad design. The plaintiff seeks damages for lost profits and/or reasonable royalties of between $1,800 and $3,000, all or a portion of which may be trebled if the court finds that API has willfully infringed a valid patent. The Company's counsel has advised that it has valid defenses against and counterclaims to the plaintiff's allegations in the foregoing suit. The Company has accrued $3,000 as a reserve for the potential costs and liabilities which it may incur arising out of the foregoing suit. The Company has been named as a defendant in other litigation, none of which, based upon current information, will have a material adverse effect on the Company's consolidated financial position.

(16)     Commitments and Contingencies

         The Company has identified certain environmental matters at various of the Company's facilities which could require the Company, among other things, to undertake further environmental investigations and, depending upon the results of those investigations, to undertake certain remediation, restoration, and closure activities. While the Company is continuing to evaluate and assess the requirements associated with those environmental matters, as of December 31, 1997, the Company has accrued $620 as a current liability to cover the costs associated with those environmental matters. In addition, the Company may be required to close a historical on-site waste disposal area at one of its facilities. However, the requirement to effect such closure will ultimately depend upon the decision of the applicable regulatory agency. The estimated range of exposure in connection with the closure and cleanup at this site is between $550 and $4,100. As of December 31, 1997, the Company has accrued $550.

         In August 1996, the Company entered into a tolling and option agreement with an unrelated third party manufacturer. The agreement, which may be terminated by either party upon twelve months prior notice to the other, requires the Company to pay minimum tolling fees of $660 per annum. Actual tolling fees paid by the Company in 1997 pursuant to such agreement amounted to $922.

         In 1994, the Company entered into a manufacturing agreement, which may be terminated by the Company upon 90 days prior notice, with unrelated third parties providing for payment by the Company of minimum annual manufacturing fees thereunder of approximately $500 per annum through 1999. Actual manufacturing fees paid by the Company under such agreement amounted to $798, $775, and $883 for 1997, 1996 and 1995, respectively. The Company also entered into a consulting agreement with the third parties to the aforesaid manufacturing agreement providing for a consulting fee of $250 per annum payable by the Company through October 31, 1999.



                                                                    (Continued)

AMERICAN PREMIER HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


(dollars in thousands)

(16)     Continued

         In conjunction with the purchase of the assets of Penoles (note 7), API's Mexican equity investee, Nutec, entered into a promissory note in the amount of $2,372 payable in 36 installments, which was guaranteed by the Company. The loan was paid in full at February 20, 1997. Nutec Premier has a $2,000 credit line agreement with Bank of Boston of the U.S. which is guaranteed by the Company. The balance of this credit line at December 31, 1997 is $1,870. Under the terms of the joint venture agreement, each of the partners has committed to purchase approximately 1,300,000 pounds of material from the joint venture annually. Total purchases under the agreement amounted to $1,646 and $1,051 in 1997 and 1996, respectively, which exceeded the minimum purchase requirement.


(17)     Subsequent Event

         On January 30, 1998, Premier Refractories International, Inc. (PRI) (a wholly owned subsidiary of The Alpine Group, Inc.) acquired all of the outstanding shares of APH. Concurrent with the acquisition, APH was merged with PRI and API was merged with Premier Refractories Inc., a wholly owned subsidiary of PRI. The total consideration was $133.1 million which was paid with a combination of cash ($98.3 million) and the issuance of 16.6% of the Class B common stock of PRI. The remaining 83.4% of PRI common stock is owned by The Alpine Group, Inc.

         At the closing, PRI assumed all shareholder and bank debt of APH as outlined in the agreement.

         Immediately prior to the merger, on January 30, 1998, API contributed all of the assets and liabilities (excluding among other things, certain intercompany accounts) of the business conducted by the American Minerals division of API to a new company, American Minerals, Inc. All equity interests in American Minerals, Inc. were distributed to Minerals Trading, Inc. in redemption of shares of outstanding capital stock of APH owned by Minerals Trading, Inc.

                                                                      Item 7(b)


         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED APRIL 30, 1997 (ALPINE) AND MARCH 31, 1997
                               APHI AND HEPWORTH)

                                                        Historical     Historical     Historical     Pro Forma
                                                           AGI         Hepworth         APHI        Adjustments      Pro Forma
                                                       -------------- -------------- -------------- -------------- --------------
                                                                                (Dollars in Thousands)

Net sales .........................................       $579,794       $237,056       $171,252     $(8,432)(a)      $979,670

Cost of goods sold.................................        477,791        194,664        123,623      (7,110)(a)       790,302
                                                                                                         701 (b)
                                                                                                         633 (c)
                                                       -------------- -------------- -------------- -------------- --------------

    Gross profit...................................        102,003         42,392         47,629      (2,656)          189,368

Selling, general and administrative................         40,833         28,568         34,727      (1,085)(a)       101,976
                                                                                                         133 (b)
                                                                                                      (1,200)(d)            --

Amortization of goodwill...........................          3,054             --                        900 (b)         6,719
                                                                                                       2,765 (c)
                                                       -------------- -------------- -------------- -------------- --------------

    Operating income (loss)........................         58,116        13,824          12,902      (4,169)           80,673

Interest income....................................          2,023           314               -         (14)            2,323

Interest (expense) ................................        (22,995)         (541)         (8,141)    (11,432)(e)       (43,109)

Gain on sale of subsidiary stock...................         80,397            --              --          --            80,397

Other income (expense), net........................            505           (69)          3,142          (8)            3,570
                                                       -------------- -------------- -------------- -------------- --------------
   Income (loss) from continuing operations
     before income taxes and minority interest
     in earnings of subsidiaries ..................        118,046        13,528           7,903     (15,623)          123,854

Benefit (provision) for income taxes...............        (53,103)       (5,003)         (3,046)      5,726 (f)       (55,426)
                                                       -------------- -------------- -------------- -------------- --------------
    Income before minority interest in
       earnings of subsidiaries....................         64,943         8,525           4,857      (9,897)           68,428


Minority interest in earnings of subsidiaries......         (8,097)           --              --        (261)(g)        (8,358)
                                                       -------------- -------------- -------------- -------------- --------------

    Income (loss) from continuing operations.......         56,846         8,525           4,857     (10,158)           60,070

Preferred stock dividends..........................           (575)(h)        --              --          --              (575)
                                                       -------------- -------------- -------------- -------------- --------------

    Income (loss) attributable to common stock
       from continuing operations..................        $56,271        $8,525          $4,857    $(10,158)         $59,495
                                                       -------------- -------------- -------------- -------------- --------------
                                                       -------------- -------------- -------------- -------------- --------------

Income (loss) per share of common stock
    from continuing operations.....................         $2.83                                                       $3.00
                                                       --------------                                              --------------

Diluted shares outstanding.........................     19,857,081                                                 19,857,081
                                                       --------------                                              --------------

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
    FOR THE NINE MONTHS ENDED JANUARY 31, 1998 (ALPINE) AND DECEMBER 31, 1997
                                     (APHI)

                                                        Historical     Historical     Pro Forma
                                                           AGI             PRI        Adjustments     Pro Forma
                                                      -------------- --------------  -------------- --------------
                                                                        (Dollars in Thousands)


Net sales .........................................      $646,532        $139,824      $   --          $786,356

Cost of goods sold.................................       525,265          98,835         429 (c)       624,529
                                                      -------------- --------------  -------------- --------------

    Gross profit...................................       121,267          40,989        (429)          161,827

Selling, general and administrative................        52,215          27,450                        79,665

Restructuring charge...............................         3,626             --           --            3,626

Amortization of goodwill...........................         3,160             --        2,073 (c)         5,233
                                                      -------------- --------------  -------------- --------------

    Operating income (loss)........................        62,266         13,539       (2,502)           73,303

Interest income....................................         2,603             --           --            2,603

Interest (expense) ................................       (21,686)        (5,637)      (2,921)(e)      (30,244)

Other income (expense), net........................           119           (192)          --              (73)
                                                      -------------- --------------  -------------- --------------
   Income (loss) from continuing operations
     before income taxes and minority interest             43,302          7,710       (5,423)          45,589
     in earnings of subsidiaries ..................

Benefit (provision) for income taxes...............       (17,220)        (4,395)       3,503 (f)      (18,112)
                                                      -------------- --------------  -------------- --------------
   Income (loss) from continuing operations
     before minority interest in earnings of               26,082          3,315       (1,920)          27,477
     subsidiaries..................................

Minority interest in earnings of subsidiaries......       (14,307)            --          (66)(g)      (14,373)
                                                      -------------- --------------  -------------- --------------

   Income (loss) from continuing operations........        11,775          3,315       (1,986)          13,104

Preferred stock dividends..........................           (59)            --           --              (59)
                                                      -------------- --------------  -------------- --------------
   Income (loss) attributable to common stock
    from continuing operations....................        $11,716         $3,315       $(1,986)        $13,045
                                                      -------------- --------------  -------------- --------------
                                                      -------------- --------------  -------------- --------------

Income (loss) per share of common stock
    from continuing operations.....................         $0.62                                        $0.69
                                                      --------------                                --------------

Diluted shares outstanding.........................     19,031,000                                  19,031,000
                                                      --------------                                --------------

                   UNAUDITED CONDENSED COMBINED BALANCE SHEET
                         AS OF JANUARY 31, 1998 (ALPINE)

                                     ASSETS

                                                                   Historical
                                                             ----------------------
                                                             (dollars in thousands)
Current assets:

    Cash and cash equivalents............................           $   9,321

    Marketable securities................................              14,377

    Accounts receivable, net.............................             152,562

    Inventories, net.....................................             140,839

    Prepaid expenses, deposits and other.................              16,086
                                                                    ------------

       Total current assets..............................             333,185

    Property, plant and equipment........................             186,248

    Goodwill, net........................................             200,026

    Other assets.........................................              38,587
                                                                    ------------

         Total assets....................................            $758,046
                                                                    ------------
                                                                    ------------

                       LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:

    Current portion of long-term debt....................           $   7,416

    Accounts payable.....................................              93,695
                                                                    ------------

    Accrued expenses.....................................              93,818

       Total current liabilities.........................             194,929

    Long-term debt, less current portion.................             379,831

    Other long-term obligations..........................              67,062

    Minority interest in subsidiaries....................              44,968

    Stockholders' equity.................................              71,256
                                                                    ------------

         Total liabilities and stockholders' equity......            $758,046
                                                                    ------------
                                                                    ------------

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

 (a) Reflects the elimination of Hepworth's results of operations for the period from the date of acquisition, April 15, 1997 through April 30, 1997.

 (b) Reflects the changes to Alpine's historical depreciation and amortization resulting from the allocation of the Hepworth purchase price to property, plant and equipment.

 (c) Reflects the changes to Alpine's historical depreciation resulting from the allocation of the APHI purchase price to property, plant and equipment.

 (d) Reflects the elimination of parent company administrative expense allocation incurred by Hepworth during the twelve months ended March 31, 1997 of $1.6 million, offset by an incremental selling, general and administrative charge estimated to be incurred by Alpine of $0.4 million for the twelve months ended March 31, 1997 as a result of the acquisition.

(e) Reflects the adjustment to interest expense resulting from debt incurred as a result of the acquisitions.

(f)      Reflects pro forma adjustments to income tax expense.

(g) Reflects the adjustment in minority interest in earnings of subsidiaries resulting from the distribution of 16.6% of PRI common stock as partial consideration for the acquisition.

(h) Excludes $5.2 million premium paid on the redemption by the Company of certain of its preferred stock in October 1996.